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                                                     Exhibit (23)-3
                                                     Commonwealth Edison Company
                                                     Form S-3
                                                     File No. 33-


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated January 27, 1995, included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1994 and our report dated May 9, 1995, included in Commonwealth Edison Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995. We also hereby consent to all references to our Firm included in this Form S-3 Registration Statement.



                                                 ARTHUR ANDERSEN LLP


Chicago, Illinois
July 27, 1995